SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ORCHID ISLAND TRS, LLC

This SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Orchid Island TRS, LLC (f/k/a Opteum Financial Services, LLC) (the “Company”), dated as of July 20, 2007 (this “Agreement”), is made and entered into by OPTEUM INC., a Maryland corporation (the “Opteum”), and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (“Citigroup” and, together with Opteum, the “Members”).

RECITALS

WHEREAS, the Company was formed on February 26, 1999 as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C.§ 18-101, etseq., as amended from time to time (the “Act”), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware; and

WHEREAS, on December 21, 2006, immediately following Opteum’s conversion and reclassification of a number of limited liability company interests in the Company from Class A Membership Interests to Class B Membership Interests, Citigroup acquired the percentage and class of limited liability company interests in the Company (the “Membership Interests”) set forth opposite Citigroup’s name on Exhibit A hereto from Opteum pursuant to and in accordance with the terms of that certain Membership Interest Purchase, Option and Investor Rights Agreement, dated as of December 21, 2006 (the “Purchase Agreement”), by and among the Company, Opteum and Citigroup; and

WHEREAS, on July 3, 2007, the Company filed a Certificate of Amendment to its Certificate of Formation with the Secretary of State of the State of Delaware thereby changing its name from Opteum Financial Services, LLC to Orchid Island TRS, LLC; and

WHEREAS, the Members desire to amend and restate the Company’s Sixth Amended and Restated Limited Liability Company Agreement, dated as of December 21, 2006, to take account of the aforementioned name change of the Company.

NOW, THEREFORE, the Members hereby declare as follows:

Section 1.  Name.  The name of the Company is “Orchid Island TRS, LLC.”  The Board of Managers is authorized to change the name of the Company and may otherwise conduct the business and affairs of the Company under any other name, if it deems it necessary or advisable to do so, provided that it complies with all applicable laws in doing so and so long as such name includes the words “Limited Liability Company” or the abbreviation “LLC”.  The Company shall notify the Members in writing of any such change or use of other name.  In the event that the name of the Company is changed pursuant to this Section, references herein to the name of the Company shall be deemed to have been amended to the name as so changed.

Section 2.  Purpose.  The Company may engage in any lawful business, purpose or activity permitted under the Act and approved by the Board of Managers, and exercise all the powers and privileges granted by the Act or by any other law or this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company; provided, however, that the Company shall not directly or indirectly operate or manage a “lodging facility” or a “health care facility” or directly or indirectly provide to any other person (under a franchise, license, or otherwise) any rights to any brand name under which any lodging facility or health care facility is operated, in each case, as set forth in Section 856(l)(3) and (4) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 3.  Term; Continued Existence.  The Company shall continue in perpetuity unless sooner dissolved in accordance with Section 19.  The Members shall take all actions necessary to ensure the Company’s existence as a limited liability company in good standing under the laws of the State of Delaware and under the laws of any other state in which the Company conducts the business and activities authorized in this Agreement.

Section 4.  Principal Office; Books and Records.  The principal office of the Company shall be located at 115 West Century Road, Paramus, New Jersey 07652 or such other place or places as the Board of Managers may determine.  The Board of Managers shall be responsible for maintaining at the Company’s principal office those books and records required by the Act to be so maintained.

Section 5.  Registered Office and Agent.  The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The name of the registered agent of the Company is Corporation Service Company.  The address of the registered agent in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The registered agent and the registered office of the Company may be changed from time to time by the Board of Managers.

Section 6.  Members.  The names, mailing addresses, class of Membership Interest and percentage interests (the “Percentage Interest”) of the Members are set forth on Exhibit A hereto.  No other person or entity shall be admitted as a member of the Company, and no additional interests in the Company shall be issued, without the approval of Opteum and appropriate amendments to this Agreement, including Exhibit A.

Section 7.  Classes of Membership Interests; Reclassification Upon Purchase.

(a)  The Membership Interests shall be issued in two classes: the “Class A Membership Interests” and the “Class B Membership Interests”.  The Class A Membership Interests and the Class B Membership Interests shall be identical in all respects, except that the Class A Membership Interests shall have voting rights and the Class B Membership Interests shall not have voting rights. All or any portion of the Class A Membership Interests may be converted and reclassified by the holder thereof, at any time, into an equal number of Class B Membership Interests.

(b)  Pursuant to the terms of the Purchase Agreement, Citigroup acquired Class B Membership Interests from Opteum, such Class B Membership Interests having been reclassified as Class B Membership Interests from Class A Membership Interests by Opteum immediately prior to their acquisition by Citigroup.  At the Option Closing (as defined in the Purchase Agreement) and pursuant to the terms of the Purchase Agreement, Citigroup may acquire from Opteum additional Membership Interests constituting an additional 7.49% of the Membership Interests then outstanding and such Membership Interests shall, immediately prior to such sale by Opteum, be reclassified from Class A Membership Interests to Class B Membership Interests.  Following such acquisition, if any, or any other change in ownership or class or any increase or decrease in ownership percentage, Exhibit A hereto shall be amended to reflect the new ownership, percentage and class of outstanding Membership Interests held by the Members as of such date.

Section 8.  Liability of the Member.  Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

Section 9.  Management of the Company.

(a)  The Company shall have a Board of Managers (the “Board of Managers”), which shall be the “manager” of the Company (within the meaning of the Act) and the size and composition of which shall be as set forth in this Section 9.

(b)  Subject to the delegation of powers provided for herein and the limitations set forth herein, the right and power to manage and control the business and affairs of the Company shall be vested exclusively in the Board of Managers, and the Board of Managers shall have the exclusive right and power, in the name of and on behalf of the Company, to perform all acts and do all things which, in its sole discretion, it deems necessary or desirable to conduct the business of the Company.  Except as otherwise required by law, no Member shall have any right or power, by reason of the Member’s status as such, to act for or bind the Company, but shall have only the right to vote on, approve or take the actions herein specified to be voted on, approved or taken by it.

(c)  The Board of Managers shall consist of one or more individuals (each, a “Manager”), with the exact number of Managers to be determined from time to time by Opteum in its sole discretion.  Initially, the Board of Managers shall consist of the following three Managers: Jeff Zimmer, Robert Cauley and Peter Norden.  Each Manager shall be appointed by Opteum in its sole discretion and may be removed by Opteum at any time in its sole discretion.  Each Manager shall hold office until such Manager’s death or resignation or removal by Opteum.  Any Manager may resign at any time by giving written notice to the Members.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Vacancies on the Board of Managers resulting from death, resignation, removal or otherwise and newly created Managerships resulting from any increase in the number of Managers shall be filled solely by action taken by Opteum.

(d)  A majority of the total number of Managers then in office, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the Board of Managers, and the affirmative vote of a majority in voting power of the Managers present at any such meeting, whether present in person or represented by proxy, at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Managers.  At each meeting of the Board of Managers at which a quorum is present, each other Manager present at such meeting, whether present in person or represented by proxy, shall be entitled to one vote on each matter to be voted on at such meeting.  Any action required or permitted to be taken at any meeting of the Board of Managers may be taken by the unanimous written consent of the Managers then in office.

Section 10.  Committees of the Board of Managers.  The Board of Managers may designate, by resolution, one or more committees.  Any such committee, to the extent provided in the resolution of the Board of Managers, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.  Each committee shall consist of one or more of the Managers.  Each member of a committee shall be appointed by the Board of Managers in its sole discretion (but subject to the foregoing sentence) and may be removed by the Board of Managers at any time in their sole discretion.  Each member of a committee shall hold office until the member’s death or resignation or removal by the Board of Managers.  Any member of a committee may resign at any time from such committee by giving written notice to the Board of Managers.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Vacancies on a committee resulting from death, resignation, removal or otherwise and newly created positions on a committee resulting from any increase in the number of members of a committee shall be filled solely by the Board of Managers.  The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent member at any meeting of the committee.  All of the members of a committee then in office (or, in the absence of the member, the alternate member who has replaced the member), whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of such committee, and the affirmative vote of the member (or the alternate members who have replaced them) shall be necessary for the passage of any resolution or act of such committee.  Any action required or permitted to be taken at any meeting of a committee may be taken by the written consent of all of the members of such committee then in office.  Each committee shall report its actions to the Board of Managers when so required by the Board of Managers.

Section 11.  Officers.  The Board of Managers or the officer to which it delegates such responsibility may, from time to time, designate or appoint one or more officers of the Company, including, without limitation, president, one or more vice presidents, a secretary, an assistant secretary and/or a treasurer.  Such officers must be employees of the Company or an affiliate of the Company.  Each appointed officer shall hold office until:  (i) his/her successor is appointed by the Board of Managers or its applicable delegate; (ii) such officer submits his/her resignation; or (iii) such officer is removed, with or without cause, by the Board of Managers or its delegate.  All officers shall have such authority and perform such duties as the Board of Managers or its delegates may determine, subject to the terms and provisions of this Agreement.

Section 12.  Duties and Liabilities of the Members and Officers.

(a)  Neither any Member nor any Manager or officer shall be liable to the Company for any loss or damages resulting from errors in judgment or for any acts or omissions that do not constitute willful misconduct or gross negligence on the part of the Member, Manager or officer.  In all transactions for or with the Company, the Members, the Managers and the officers shall act in good faith and in the best interest of the Company.

(b)  The Company, its receiver or its trustee (but not any Member personally, if any Member shall act as the receiver or trustee) shall indemnify and defend the Members, the Managers and the officers against, and hold them harmless from, any and all losses, judgments, costs, damages, liabilities, fines, claims and expenses (including, but not limited to, reasonable attorney’s fees and court costs, which shall be paid by the Company as incurred) that may be made or imposed upon such persons and any amounts paid in settlement of any claims sustained by the Company by reason of any act or inaction which is determined to have been taken in good faith in the best interests of the Company and so long as such conduct shall not constitute willful misconduct or gross negligence.

(c)  In the event of settlement of any action, suit or proceeding brought or threatened, such indemnification shall apply to all matters covered by the settlement except for matters as to which it is  determined that the person seeking indemnification did not act in good faith in the best interests of the Company or such matter resulted from willful misconduct or gross negligence.  The foregoing right of indemnification shall be in addition to any rights to which the Members, the Managers and officers may otherwise be entitled and shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each such person.

(d)  The Company shall pay the expenses incurred by the Members, the Managers or any officer in defending a civil or criminal action, suit or proceeding, upon receipt of an undertaking by such person to repay such payment if such person shall be determined not to be entitled to indemnification therefor as provided herein.  Any right of indemnity granted under this Section 12 may be satisfied only out of the assets of the Company and no Member nor any Manager or officer shall be personally liable with respect to any such claim for indemnification.

(e)  The Company shall have the power to purchase and maintain insurance in reasonable amounts on behalf of the Company and the Members, Managers, officers, employees and agents of the Company against any liability incurred by them in their capacities as such.

(f)  The provisions of this Section 12 shall not be construed to limit the power of the Company to indemnify its Members, Managers, officers, employees or agents to the fullest extent permitted by law or to purchase insurance or enter into specific agreements, commitments or arrangements for indemnification.  The absence of any express provision for indemnification in this Agreement shall not limit any right of indemnification existing independently of this Section 12.

Section 13.  Capital Contributions.  The Members shall have no obligation to contribute any capital, or to make any loans, to the Company.  With the prior approval of the Board of Managers, the Members may, however, from time to time make voluntary capital contributions to the Company.

Section 14.  Distributions; Allocation of Profits and Losses.  Distributions shall be made by the Company to the Members at the times and in the amounts as may from time to time be determined by the Board of Managers.  Distributions shall be made to each Member based on the Percentage Interest held by such Member on the date of such distribution.

Section 15.  Tax Matters.  At all times, the Company shall be treated as a corporation for U.S. federal income tax purposes and shall take all necessary and appropriate actions to confirm and ensure such treatment including, but not limited to, filing all required U.S. federal income tax returns and elections necessary or appropriate to secure and preserve such treatment.  In addition, at all times, the Company shall be treated as a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) and shall take all necessary and appropriate actions to confirm and ensure such treatment including, but not limited to, filing all required U.S. federal income tax returns and elections necessary or appropriate to secure and preserve such treatment.  The Company shall not take any action, directly or indirectly, that would adversely affect the Company’s ability to qualify as a taxable REIT subsidiary.

Section 16.  Transfers.  Except as specifically provided in the Purchase Agreement, Citigroup shall not, directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise, transfer, dispose of, sell, lend, pledge, hypothecate, encumber, assign, exchange, participate, subparticipate, or otherwise transfer in any manner (each, a “Transfer”) all or any portion of its Membership Interests, or any rights arising under, out of or in respect of this Agreement, including, without limitation, any right to damages for breach of this Agreement unless prior to such Transfer the transferee and such Transfer is approved by the Board of Managers, which approval may be withheld in its sole and absolute discretion.

Section 17.  Dissolution.  Subject to the terms of this Agreement, the Company shall be dissolved, and shall terminate and wind up its affairs upon the first to occur of (i) the election of Opteum or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 18.  Liquidation.  Upon dissolution, the Company’s business shall be liquidated in an orderly manner.  Opteum shall act as the liquidator (unless it elects to appoint a liquidator) to wind up the affairs of the Company pursuant to this Agreement.  If there shall be no members, the successor-in-interest to Opteum may serve as such liquidator or may approve one or more liquidators to act as the liquidator in carrying out such liquidation.  In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the Members or their successors-in-interest.  The proceeds of any liquidation shall be applied and distributed in the following order of priority:

(a)  for the payment of the debts and liabilities of the Company (including any debts and liabilities owed to the Members to the extent permitted under the Act (and the expenses of liquidation));

(b)  to the setting up of any reserves that Opteum reasonably may deem necessary for any contingent or unforeseen liabilities or obligations of the Company arising in connection with the business of the Company.  These reserves may be paid over by Opteum to any attorney-at-law, as escrowee, to be held by such attorney for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as Opteum shall deem advisable, to distribute the balance of such reserves to the Members based on their Percentage Interests; and

(c)  thereafter, to the Members based on their Percentage Interests.

Section 19.  Right to Partition.  To the extent permitted by law, and except as otherwise expressly provided in this Agreement, each Member, on behalf of itself and its successors and assigns hereby specifically renounces, waives and forfeits all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to any such property may be held.

Section 20.  Severability.  It is the desire and intent of the Members that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 21.  Integration.  Except as expressly provided herein, this Agreement and the Purchase Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with this Agreement.  Except as expressly provided herein, no prior, contemporaneous, or future covenant, representation, or condition not expressed in this Agreement or in an amendment to this Agreement in accordance with Section 22 shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

Section 22.  Modification, Waiver or Termination.  No modification, waiver or termination of this Agreement, or any part of this Agreement, shall be effective unless made in writing.

Section 23.  Benefits of Agreement.  No person or entity other than the Members and the Company is, nor is it intended that any such other person or entity be treated as, a direct, indirect, intended or incidental third-party beneficiary of this Agreement for any purpose whatsoever, nor shall any such other person or entity have any legal or equitable right, remedy or claim under or in respect of this Agreement.  Without limiting the generality of the foregoing, nothing in this Agreement, expressed or implied, is intended or shall be construed to give to any creditor of the Company or to any creditor of any Member or any other person or entity whatsoever, other than the Members and the Company, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provisions contained in this Agreement, and such provisions are and shall be held to be for the sole and exclusive benefit of the Members and the Company.

Section 24.  Interpretation.  As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be, whenever the context so indicates or requires.  Sections and other titles contained in this Agreement are for convenience of reference only and shall not define or limit any of the provisions of this Agreement.

Section 25.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

Section 26.  Actions by Opteum.  Any action required or permitted to be taken under this Agreement by Opteum shall require written evidence of such action executed by at least two duly appointed and authorized officers of Opteum.

Section 27.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

Section 28.  Application of the Act.  Any matter not specifically covered by a provision of this Agreement shall be governed by the applicable provisions of the Act.

Section 29.   Effective Date.  This Agreement shall be effective immediately following Citigroup’s acquisition of Membership Interests pursuant to the Purchase Agreement.

[Signature appears on the following page.]

                  NYA 812081.6

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.

OPTEUM INC.

By:

Name:

Title:

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:

Name:

Title:

                  NYA 812081.6

EXHIBIT A

Member	Mailing Address	Class of Membership Interest	Percentage Interest
Opteum Inc.	3305 Flamingo Drive, Vero Beach, Florida 32963	Class A	92.5%
Citigroup Global Markets Realty Corp.	390 Greenwich Street New York, New York 10013	Class B	7.5%